EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NACEL Energy Submits Long Term Power Supply Bid to AEPSC

PHOENIX, AZ – Tuesday, January 26, 2010 – NACEL Energy Corporation (OTC BB: “NCEN”) (FRANKFURT: “4FC”) today announced it submitted a comprehensive bid with the input of a tier-one wind turbine manufacturer for the supply of 20 MW of clean, renewable energy, from the Company’s Leila Lake wind project located in Donley County, Texas, to American Electric Power Service Corporation (AEPSC), a subsidiary of American Electric Power Company of Columbus, OH, one of nation’s largest electric utilities.

On June 1, 2009, AEPSC issued a formal request for the provision of 1100 MW of new renewable energy to its seven utility subsidiaries, including Southwestern Electric which serves east Texas (the location of NACEL Energy’s Leila Lake project), Arkansas and Louisiana. AEPSC requested bids be received by January 15, 2010, for projects in-service before December 31, 2011. All power supplied by successful bidders is expected to be contracted with AEPSC under long term 20 year power purchase agreements.

AEPSC will announce its short list decision March 1, 2010.

NACEL Energy Chief Executive Officer Paul Turner, Ph.D. stated:

“Since we announced Leila Lake (see Company’s 8-K filed July 1, 2009) we have made significant progress. We first installed a 200ft. NRG Systems meteorological tower to quantify the Class 4 wind resource prevalent in the Texas Panhandle. We then submitted our plan of electrical interconnection (see Company’s 8-K filed December 9, 2009) and completed additional important engineering work related to wind turbine placement and power collection. In preparing the AEPSC bid, we obtained the input of a tier-one manufacturer, whose turbines, based upon our review, are ideally suited to the wind characteristics at Leila Lake. We also engaged Delenova Energy LLC to study the potential impacts of 20 MW of new wind power on the electrical grid generated from Leila Lake. The results were favorable, demonstrating no adverse impacts.

About NACEL Energy Corporation (OTC BB: NCEN)

NACEL Energy is one of the first publicly traded companies in America exclusively developing clean, renewable, utility scale wind power. NACEL Energy has commenced work on its latest Snowflake project in Arizona in addition to Leila Lake, Hedley Pointe, Swisher, Channing Flats and Blue Creek, all located in the Texas Panhandle.  NACEL Energy currently anticipates generating an aggregate 130 MW, or more, of new wind power upon their completion. In addition, the Company is currently assessing the feasibility of additional project opportunities in Kansas and Illinois. NACEL Energy was founded in 2006 and successfully completed its IPO in December of 2007.

EXHIBIT 99.1

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NACEL Energy
The WIND POWER COMPANY TM

Notice regarding Forward-Looking Statements

Statements in this press release relating to NACEL Energy’s plans, strategies, economic performance and trends, projections of results of specific activities, and other statements that are not descriptions or historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in NACEL Energy’s business. Forward-looking statements may be identified by words such as “should,” ”may,” “will,” “anticipate,” “expect,” “estimate,” “intend” or “continue,” or comparable words or phrases. This press release cautions that NACEL Energy must undertake and complete many steps in the development model before the generation of wind energy can commence. Among the numerous items which have to be completed in this regard include, without limitation, obtaining pertinent agreements and permits, construction of project facilities, satisfying financial requirements and other burdens. Interested persons are encouraged to read the SEC reports of NACEL Energy, particularly its Annual Report on Form 10-K for the fiscal year ended March 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, for meaningful cautionary language disclosing why actual results may vary materially from those anticipated by management.

Contact:

NACEL Energy Shareholder Services
1-888-242-5848